Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

SCREAMING EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eli Baker and Ryan O’Connor, and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Screaming Eagle Acquisition Corp. (the “Company”) that the undersigned is entitled to vote at the extraordinary general meeting of shareholders of the Company to be held on [●], 2024 at [●] Eastern time, at the offices of White & Case LLP, located at 1221 Avenue of the Americas, New York, New York 10020, and also virtually at https://www.cstproxy.com/screamingeagleacquisition/2024, and any adjournments or postponements thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary

General Meeting of Shareholders to be held on [●], 2024

The Notice of Extraordinary General Meeting of Shareholders and the accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/screamingeagleacquisition/2024

SCREAMING EAGLE ACQUISITION CORP - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS		Please mark vote as indicated in this example	☒

1.  Business Combination Proposal — To approve, by Special Resolution, the Business Combination Agreement, dated December 22, 2023 (as amended on April 11, 2024 and may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, including the SEAC Merger, the Cash Distribution, the Domestications and the Arrangement (which includes the Amalgamations), collectively, the “Business Combination”) by and among SEAC, SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC” or “Pubco” following the consummation of the Business Combination), Lions Gate Entertainment Corp., a British Columbia company (“Lions Gate Parent”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly owned subsidiary of Lions Gate Parent (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company (“StudioCo”), SEAC MergerCo, a Cayman Islands exempted company and a direct, wholly-owned subsidiary of New SEAC (“MergerCo”), and 1455941 B.C. Unlimited Liability Company, and a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of SEAC (“New BC Sub”), and the Business Combination, including the Arrangement and the Plan of Arrangement, pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) SEAC will merge with and into MergerCo (the “SEAC Merger”) with MergerCo surviving the SEAC Merger as a direct, wholly owned subsidiary of New SEAC (the resulting entity referred to herein as MergerCo or, where specified, the “SEAC Merger Surviving Company”), (ii) SEAC Merger Surviving Company will distribute all of its assets lawfully available for distribution to New SEAC by way of a cash dividend (the “Cash Distribution”), (iii) SEAC Merger Surviving Company will transfer by way of continuation from the Cayman Islands to British Columbia in accordance with the Cayman Islands Companies Act (as revised) and the Business Corporations Act (the “BC Act”) and convert to a British Columbia unlimited liability company in accordance with the applicable provisions of the BC Act (the “MergerCo Domestication and Conversion”), (iv) New SEAC will transfer by way of continuation from the Cayman Islands (the “New SEAC Domestication”, to British Columbia in accordance with the Companies Act and continue as a British Columbia company in accordance with the applicable provisions of the BC Act, and (v) in pursuant to an arrangement under Division 5 of Part 9 of the BC Act on the terms and subject to the conditions set forth in the Plan of Arrangement, (A) SEAC Merger Surviving Company and New BC Sub will amalgamate (the “MergerCo Amalgamation”) to form one corporate entity (“MergerCo Amalco”), in accordance with the terms of, and with the attributes and effects set out in, the Plan of Arrangement, (B) New SEAC and MergerCo Amalco will amalgamate (the “SEAC Amalgamation”) to form one corporate entity (“SEAC Amalco”), in accordane with the terms of, and with the attributes and effects set out in, the Plan of Arrangement and (C) StudioCo and SEAC Amalco will amalgamate (the “StudioCo Amalgamation” and together with the MergerCo Amalgamation and the SEAC Amalgamation, the “Amalgamations”) to form one corporate entity, in accordance with the terms of, and with the attributes and effects set out in, the Plan of Arrangement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.  SEAC Merger Proposal — To approve, by Special Resolution, assuming the Business Combination Proposal is approved and adopted, the SEAC Merger and the Plan of Merger, as contemplated by the Business Combination Agreement, pursuant to which, SEAC will merge with and into MergerCo with MergerCo as the surviving entity and each of the then issued and outstanding SEAC Class A Ordinary Shares, will be exchanged for one New SEAC Class A Ordinary Share.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.  Advisory Organizational Documents Proposals — To approve on a non-binding advisory basis, by Ordinary Resolution, the governance provisions contained in the notice of articles and articles of Pubco to be adopted at the effective time of the StudioCo Amalgamation (the “Pubco Closing Articles”), that materially affect the rights of SEAC Shareholders, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance. This proposal is separated into sub-proposals as described in the following paragraphs (a)–(h):

(a) Change in authorized share capital: a proposal to increase the number of authorized share capital to unlimited number of Pubco Common Shares, without par value;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(b) Classes of directors: a proposal to remove classification of directors, so that the Pubco Board will not be divided into classes and each director will be elected on an annual basis;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(c) Appointment of directors: a proposal to require the directors of Pubco to be appointed by Ordinary Resolution of the Pubco Shareholders;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(d) Removal of directors: a proposal to require the directors of Pubco to be removed by Pubco Shareholders with or without cause by Special Resolution;	FOR ☐	AGAINST ☐	ABSTAIN ☐

(e)   Casting vote: a proposal to provide that in the case of an equality of votes, at either a meeting of shareholders or a meeting of directors, the chairman shall not be entitled to a second or casting vote;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(f)   Shareholder right to call general meeting: a proposal to provide that, in accordance with the BC Act, shareholders who hold in aggregate at least 1/20 of the issued shares entitled to vote at general meetings may requisition general meetings, subject to compliance with applicable requirements under the BC Act;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(g) Exclusive forum: a proposal to remove a provision requiring an exclusive forum for certain shareholder litigation; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

(h) Removal of blank check company provisions: a proposal to remove provisions related to Pubco’s status as a blank check company, as they will no longer be relevant to Pubco following the Closing.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.  Stock Issuance Proposal — To approve, by Ordinary Resolution, assuming the Business Combination Proposal and the SEAC Merger Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of (x) up to 23,091,217 Pubco Common Shares and up to 2,018,951 Reduction Right Shares, in each case, to PIPE Investors in accordance with the terms of the Subscription Agreements, plus any additional shares pursuant to additional subscription agreements, non-redemption agreements or other agreements we may enter into prior to Closing and (y) up to 253,435,794 Pubco Common Shares to Studio HoldCo, a subsidiary of Lions Gate Parent, in accordance with the terms of the Business Combination Agreement, in each case, in connection with the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

5.  Adjournment Proposal — If put to SEAC Shareholders for a vote, a proposal to approve, by Ordinary Resolution, the adjournment of the SEAC Shareholders’ Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the SEAC Merger Proposal, or the Stock Issuance Proposal (collectively, the “Condition Precedent Proposals”), or if we otherwise determine that an adjournment is necessary or appropriate in connection with the Condition Precedent Proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

, 2024

Signature

(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.